Exhibit 10.12 - Resignation letter of Randall Maxey

                                  RANDALL MAXEY

August 10, 2006

Mr. Philip Cohen, Chairman
Board of Directors
Medical Media Television, Inc.

Dear Phil:

Please consider this letter as my resignation from the board of directors of Medical Media Television, Inc. effective immediately.

Sincerely,


/s/ Randall Maxey
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Randall Maxey